Exhibit 21

Subsidiaries of the Company

Tonkin Springs Gold Mining Company, a Colorado corporation

U.S. Environmental Corporation, a Colorado corporation

International Copper ULC, an Alberta corporation

US Gold Alberta ULC, an Alberta corporation

McEwen Mining Alberta ULC, an Alberta corporation

US Gold Canadian Acquisition Corporation, an Alberta corporation

McEwen Mining - Minera Andes Acquisition Corporation, an Alberta corporation

McEwen Mining (Alberta) ULC, an Alberta corporation

Minera Andes Inc., an Alberta corporation

Nevada Pacific Gold Ltd, a British Columbia corporation

Tone Resources Limited, a British Columbia corporation

White Knight Resources Ltd., a British Columbia corporation

Tonkin Springs LLC, a Delaware limited liability company

Tonkin Springs Venture Limited Partnership, a Nevada limited partnership

Pangea Resources, Inc., an Arizona corporation

Compania Minera Pangea S.A. de C.V., a Mexican corporation

Oro de Soluta S.A. de C.V., a Mexican corporation

Nevada Pacific Gold (US) Inc., a Nevada corporation

Tone Resources (US) Inc., a Nevada corporation

White Knight Gold (US) Inc., a Delaware corporation

WKGUS LLC, a Nevada limited liability company

Golden Pick LLC, a Nevada limited liability company

NPGUS LLC, a Nevada limited liability company

Ticup LLC, a Nevada limited liability company

International Copper Mining Inc., a Cayman corporation

New World Mining Inc., a Cayman corporation

Metal Explorations Inc., a Cayman corporation

Los Azules Mining Inc., a Cayman corporation

San Juan Copper Inc., a Cayman corporation

Minera Andes Mining Inc., a Cayman corporation

Minera Andes Santa Cruz Inc., a Cayman corporation

Latin America Exploration Inc., a Cayman corporation

Minera Andes Gold Inc., a Cayman corporation

Minera Andina S.A., an Argentinean corporation

Andes Corporacion Minera S.A., an Argentinean corporation

Las Yaretas S.A., an Argentinean corporation

Minera Andes S.A., an Argentinean corporation

Minera Santa Cruz S.A., an Argentinean corporation

Minandes S.A., an Argentinean corporation